UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2009 (December 22, 2009)

EMBASSY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-1449794	26-3339011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Gateway Drive, Suite 100
Bethlehem, PA	18017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant tor Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2009, Embassy Bancorp, Inc. (the “Company”), the holding company of Embassy Bank for the Lehigh Valley (the “Bank”), entered into a loan agreement (the “Agreement”) with Univest National Bank and Trust Co. (“Univest”) for a non-revolving line of credit in the principal amount of $4,000,000 at an interest rate of 8.50% (the “$4,000,000 Loan”) in order for the Company to provide additional capital to the Bank to continue to support the Bank’s growth.

In addition to the Agreement, the $4,000,000 Loan is evidenced by a subordinated term loan note by the Company in favor of Univest (the “Note”) and a Stock Pledge Agreement (the “SPA,” and, together with the Agreement and the Note, the “$4,000,000 Loan Documents”), each dated December 22, 2009, pursuant to which, among other things, the $4,000,000 Loan is secured by a first priority security interest in 333,333 shares of Bank common stock held by the Company.

The Agreement contains various covenants, limitations and events of default customary for loans of this type to similar borrowers, including limitations on the Company’s ability to incur indebtedness, subject to limited exceptions.  The Note provides for monthly payments of interest only until December 1, 2016, at which time all amounts due and owing under the Note are payable in full.  The Loan may be prepaid at any time without penalty, except that a prepayment using proceeds resulting from a public stock offering and/or a sale of a majority of the stock or assets of the Company shall result in a prepayment penalty of $50,000.00.  Upon the occurrence of an event of default, Univest may declare the Loan immediately due and payable.  It is an event of default if the Company or Bank enters into any agreement that would result in a change of control of the Company or Bank, as such term is defined in the Agreement.

The Company previously entered into a similar loan transaction with Univest on November 11, 2008, which provided for a $6,000,000 non-revolving line of credit to the Company to be used to provide additional capital to the Bank to continue to support the Bank’s growth (the “$6,000,000 Loan” and, together with the $4,000,000 Loan, the “Loans”).  The $6,000,000 Loan is also evidenced by a loan agreement, subordinated term loan note and stock pledge agreement, each dated as of November 11, 2008 (collectively, the “$6,000,000 Loan Documents” and, together with the $4,000,000 Loan Documents, the “Loan Documents”).  The material terms of the Loans are identical, except as follows: (i) the interest rate on the $6,000,000 Loan is 7.00%; (ii) the collateral for the $6,000,000 is 500,000 shares of Bank common stock held by the Company; and (iii) there is no prepayment penalty with respect to the $6,000,000 Loan, regardless of the source of prepayment funds.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Loan Documents, copies of which are filed as Exhibits 10.1 through 10.6 of this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b)	Exhibits

Exhibit Number	Description

10.1	Loan Agreement, dated as of December 22, 2009, by and between Embassy Bancorp, Inc. and Univest National Bank and Trust Co.
10.2	Subordinated Term Loan Note, dated as of December 22, 2009, by Embassy Bancorp, Inc. in favor of Univest National Bank and Trust Co.
10.3	Stock Pledge Agreement, dated as of December 22, 2009, by and between Embassy Bancorp, Inc. and Univest National Bank and Trust Co.
10.4	Loan Agreement, dated as of November 11, 2008, by and between Embassy Bancorp, Inc. and Univest National Bank and Trust Co.
10.5	Subordinated Term Loan Note, dated as of November 11, 2008, by Embassy Bancorp, Inc. in favor of Univest National Bank and Trust Co.
10.6	Stock Pledge Agreement, dated as of November 11, 2008, by and between Embassy Bancorp, Inc. and Univest National Bank and Trust Co.
10.7	First Allonge to Subordinated Term Note, dated as of December 22, 2009, by Embassy Bancorp, Inc. and Univest National Bank and Trust Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBASSY BANCORP, INC.

Date: December 24, 2009		By:	/s / Judith A. Hunsicker

	Name:	Judith A. Hunsicker
	Title:	Senior Executive Vice President,
Chief Operating and Financial Officer